DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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The Dreyfus Socially Responsible Growth Fund, Inc.

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 13, 2017

The Dreyfus Socially Responsible Growth Fund, Inc.
ADJOURNED SHAREHOLDER MEETING

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Policyholder,

The Special Meeting of Shareholders of The Dreyfus Socially Responsible Growth Fund, Inc. (the “Fund”) has been adjourned to March 16, 2017. Our records indicate that we have not received your voting instructions on the important proposals to be presented at this Meeting. Please take a moment to cast your vote so that your shares may be represented at the adjournment meeting. Another copy of your voting instruction card(s) has been enclosed. Your vote is critical to the outcome of this Meeting.

After careful review, the Fund’s Board has unanimously approved the proposals detailed in your proxy materials and is recommending that shareholders vote FOR the proposals.

Please take a moment now to cast your vote using one of the options listed below:

1.	To vote online, log on to the website www.proxyvote.com and enter the control number reflected on your proxy card and follow the prompts.
2.	To vote by phone, refer to the toll free touchtone voting telephone number referenced on your voting instruction card, enter the control number and follow the prompts.

Thank you for your help with this important vote.